Exhibit 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated January 5, 2000 included in the Registration Statements on Form S-8 No. 333-09567 and No. 333-09571. It should be noted that we have not audited any financial statements of Interstate National Dealer Services, Inc. and subsidiaries subsequent to October 31, 1999 or performed any audit procedures subsequent to the date of our report.


/s/ Arthur Andersen LLP



Melville, New York
January 19, 2000